Exhibit 10.8
Translated From Japanese

Basic Contract

Total Insurance Management (A) and Fan Club Entertainment (B) agree upon contents use of images as follows, and enter into a basic contract.

1.   Purpose

     A and B agrees promoting jointly the enterprise set to the 4th article based on a mutual confidential relation, observes each provision set to this contract, and acts according to the principle of faith sincerity.

2.   Definitions

     In this contract, contents mean the program, the image, sound, and music in which A or a third party has a right of use consent about distribution to the right and the Internet communications network of copyright and portrait rights.

3.   Contents Field of Use

     The contents in which A carries out use consent to B can be limited to the direct distribution business of B, and can be used for the distribution act to the Internet communications network. A shall accept the right which gives the re-use consent to a third party to B.

4.   Contents Transmission Area

     B shall use the Internet communications network, the contents to which A or a third person has the right of its copyright and portrait rights shall be distributed to the Internet communications network as an act of the service which the business of B and B services (henceforth "this business"), and A consents and cooperates B's business.

5.   License of Contents

     (1) Perform creation and edit to the bottom of management of A under exclusive contract about the contents in which A carries out use consent for the purpose of the distribution business of B to B by the 4th article, and make A use it for B in the range of the enterprise set to the 4th article.

     (2) According to the preceding clause, B shall be faced distributing the contents in which A carries out use consent to B, and shall not change the contents. However, A and B shall agree to determine about organization of the program and image which B distributes, and B consents to this.

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     (3) When B makes each provision which should observe B of this contract strictly to the third party concerned observe strictly when B undertakes the distribution enterprise of the contents which received use consent to the third party in connection with the 3rd article, and the third party concerned breaks this contract, B shall owe all responsibility about this contract as solidarity.

6.   Contents Field of Costs

     (1) Value for the right of use consent of the program, the image, the sound, and music which B distributes shall be defined as follows.

          1. "Dreamer's High" 15,000,000 Yen (excluding tax) The period of contents use: August 1, 2004 to July 31, 2006

          2. "Koi hone" 15,000,000 Yen (excluding tax) The period of contents use: August 1, 2004 to July 31, 2006

     (2) On August 27, 2004, B shall pay the value set to a clause by bank transfer to A. In addition, B pays the commission concerning bank transfer.

7.   Copyright Guarantee

     The copyright of the program and image which B distributes shall belong to A, and A guarantees that the contents of the contents which carry out use consent to B are the Copyright Act.

8.   Indemnity

     (1) Even if it is the case where damage arises in A by A having been contrary to the seventh-article regulation, and having distributed the contents to which B breaks the Copyright Act, B shall not follow any obligation to pay reparations for this damage.

     (2) About the contents in which A carries out use consent to B, when the lawsuit of literary piracy is raised from a third party, A shall pay all the expense about the defense expense, reparations expense and a cross action, or reconciliation.

9.   Confidentiality

     Without prior consent of the other party A or B must not to release the technical and operational secret on business to the third party.

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10.  Termination

     (1) When A or B breaks regulation of this contract, and even if it sets a considerable period with a document and calls on the other party, when the violation fact is not corrected in addition, they can cancel all or a part of this contracts.

     (2) When it corresponds to each following articles, A or B can cancel all or a part of this contract without carrying out any notification to the other party.

          1. When the inaccurate or unjust act in connection with fulfillment of this contract occurs.

          2. When A or B receives temporary seizure, provisional disposition, seizure, or a tax disposition for failure to pay or when A or B itself carries out the procedure of corporate rehabilitation, reorganization of corporation, or auction, bankruptcy, and arrangement.

          3. When receiving dishonor disposal about the note or check which was issued or was taken over, and when payment is stopped.

          4. When a financial condition gets worse remarkably, and when there is a probable reason that it gets worse.

11.  Transfer

     Without prior consent by the other party's A and B cannot make transfer a right or duty to a third party.

12.  Period of Contract

     The term of validity is to the end of the day of the contents use defined by the 6th article.

13.  Residual Provision

     The 9th-article regulation will be effective after the end of this contract.

14.  Deliberations

     When the matter and doubt which are not set to this contract arise, A and B must solve after deliberations according to the principle of faith sincerity.

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As a proof of this conclusion of a contract, two copies of these contracts shall be drawn up and one copy shall be held each A and B with signature and seal.

August 1, 2004

A: Total Insurance Management
President   /s/ Keisuke Okita
2-3-5 Ando Teramachi Chuo-ku, Osaka-shi 542-0061

B: Fun Club Entertainment
President   /s/ Kazunori Ito
5-9-19 Minami Aoyama Minato-ku, Tokyo

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